EXHIBIT 10.2

SECOND AMENDMENT TO

MASSEY ENERGY COMPANY

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective May 24, 2005

1. The fourth sentence of Section 6.2 of the Plan is revised to read as follows:

If the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, (i) the Committee shall make an appropriate and proportionate adjustment in the number of Restricted Units subject to outstanding Restricted Stock Awards in such manner as the Committee shall determine in order to retain the economic value or opportunity provided immediately prior to the transaction for which the adjustment is made; provided, however that, notwithstanding anything to contrary in the foregoing, any such adjustment shall be made in such a manner that will not affect the status of any Award intended to be excepted from treatment as nonqualified deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Section 9.1(a) of the Plan is revised to read as follows:

(a) Subject to Section 9.1(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, then (i) the Committee shall make an appropriate and proportionate adjustment in the number and kind of shares or other securities subject to the outstanding Awards in such manner as the Committee shall determine in order to retain the economic value or opportunity provided immediately prior to the transaction for which the adjustment is made and (ii) in all cases, unless the terms of such transaction shall provide otherwise, the Committee may make an appropriate and proportionate adjustment in the maximum number and kind of shares provided in Section 2.4; provided, however that, notwithstanding anything to contrary in the foregoing, any such adjustment shall be made in such a manner that will not affect the status of any Award intended to be excepted from treatment as nonqualified deferred compensation under Section 409A of the Code.

Approved

November 14, 2006